Exhibit 99.1

Trimeris, Inc.

Incentive Pay Plan

Purpose

The Incentive Pay Plan (the "Plan") addresses the short-term incentive component of employee compensation and is structured to motivate, reward and retain employees by aligning compensation with the achievement of strategic corporate goals, as well as individual performance objectives.

The Compensation Committee of the Board of Directors (the "Committee") shall recommend action to the Board relating to the incentive pay awards of the Senior Officers of Trimeris and of the non-employee members of the Board of Directors. The Board of Directors shall approve the compensation for Senior Officers and the non-employee members of the Board of Directors. The term "Senior Officers" for this purpose shall mean the Chief Executive Officer (the "CEO"), the other executive officers of Trimeris who are, from time to time, designated as such by the Board for purposes of Section 16 of the Securities Exchange Act, and other senior managers who report directly to the CEO or COO.

Administration and Amendment

Subject to the above limitations, the Plan is administered by the Committee. The Committee shall have the authority to grant awards and to adopt, amend, repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable from time to time. The Board of Directors or the Committee may amend or terminate the Plan at any time, without the consent of the participants; provided, however, that no amendment will deprive any participant of any previously declared incentive award.

Participants

The Incentive Pay Plan applies to each of our employees, including the members of our management team.

Incentive Pay Targets

Each employee has an incentive pay target, expressed as a percentage of his or her base salary for the year. The amount of a specific employee's target varies according to the employee's role in the Company, his or her salary grade and the terms of any employment agreement to which such employee is party.

Corporate Goals

In determining incentive pay, the Committee evaluates the Company's performance at year-end by assessing a number of financial, operational and business development factors, including sales, cash flow, share price, developments in its research programs, pursuit of growth opportunities and the achievement of other business and operating objectives, all in light of economic conditions.

The factors can be divided into three separate categories (weighted according to priority):

A. Financial goals (for example)
  Fuzeon sales
  Operating Cash Flow
  Expenses
  Earnings
  Share Price

B. Business Development goals (for example)
  Progress of internal research and development programs
  Evaluation of external opportunities for product pipeline expansion

C. Operational goals (for example)
  Management of collaboration with marketing, research or development partners
  Financial management, e.g. SOX compliance
  People and culture

The Committee, at its discretion, will adjust the composition and priority of these goals to coincide with changes in our business and competitive landscape and to fully align management's efforts with our corporate objectives.

Total Amount of the Incentive Pay Available

The Committee assigns the Company a performance rating on the basis of the Company's achievement of goals in the areas described above. The total amount available for incentive payments is established on the basis of each employee's target for incentive pay and is adjusted on the basis of the Company's achievement of the corporate goals.

Individual Awards

Once the total amount available for payment of performance incentive pay is determined, individual incentive awards are calculated based on the individual's target percentage, his or her individual performance, and the achievement of the Company's performance goals.

Each employee is given a performance rating by his or her supervisor to reflect the employee's performance against his or her individual goals and expectations for the year. Individual performance factors can impact individual awards over a range of 50 to 150% and are multiplied against the employee's target level. The result is a range for individual awards from 0-75% of base salary.

As an example, a senior officer may have a target incentive level of 50% of her salary. In a year that the officer achieved 95% of her goals, she will receive an incentive award that is 47.5% of her salary.

Eligibility

A Participant must be a full-time employee as of the date payments under the Plan are made in order to be eligible to receive an incentive award, except as otherwise provided in an applicable employment agreement. For employees with less than one year of service, the incentive payment is pro-rated based on their hire dates. Overtime earnings are not included in incentive award calculations.

Incentive payments, if any, are paid during the first quarter of the year immediately following the year being evaluated. Whether or not incentives are actually paid (collectively or individually) is ultimately at the discretion of the Committee. Nothing contained herein shall be construed as conferring by implication, estoppel or otherwise any right to, interest in, or guarantee of an award under the Plan unless otherwise agreed to and approved by the Committee.

Effect on Employment

Nothing contained in the Plan constitutes an employment contract between the Company and any participant. The Plan does not give a participant any right to be retained in the Company's employ, nor does it enlarge or diminish the Company's right to terminate the Participant's employment, which remain subject to an at-will employment relationship, except as a written employment agreement may provide otherwise. Participation in one year does not affect the likelihood of participation in another year.

Effect on and of Transactions

The Company retains full authority to enter into any transactions involving the Company and the business without any consent from any participant in his or her capacity as such. The existence of the Plan does not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets. The Committee may, in its sole discretion, take the transactions or other events into account in determining incentive pay.

Taxation; Compliance

The Company will withhold income and payroll taxes and any other amounts required by law. The Company intends that all actions under the Plan comply with Section 409A of the Internal Revenue Code of 1986 (the "Code") and other applicable law. If and to the extent required under Code Section 409A, the Committee has the discretion to accelerate any payment for any participant, to waive conditions to payment under the Plan, and, to the extent necessary to comply with Code Section 409A or other applicable law, revise any portion of the Plan, including with respect to any amounts already accrued on a Participant's behalf.

Unfunded; Unsecured

This Plan will at all times be entirely unfunded and no provisions will at any time be made with respect to segregating assets of the Company for payment of any benefits hereunder. Additionally, nothing contained herein may be construed as giving a participant, his or her beneficiary, or any other person, any equity or other interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. Neither participants nor anyone claiming an interest through any participant will have any right to assign, pledge, or otherwise transfer the right to receive a payment under the Plan. Any rights to such payments are expressly declared to be non-assignable and nontransferable. Unless the law requires otherwise, no unpaid amounts will be subject to attachment, alienation, garnishment, or execution, or be transferable if the participant becomes bankrupt or insolvent, for the satisfaction of the debts of, or other obligations or claims against, the participant or any person or entity claiming an interest through him, her, or them, including claims for alimony, support, or separate maintenance.